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EXHIBIT 21                      PGI INCORPORATED                    PAGE 1 OF 1
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                                  SUBSIDIARIES
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                                        State of          Relationship
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                                        Incorporation
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Sugarmill Woods, Inc.                   Florida           Wholly owned (1)
Sugarmill Woods Management, Inc.        Florida           Wholly owned (1)
Deep Creek Utilities, Inc.              Florida           Wholly owned (1)
Southern Woods, Incorporated            Florida           Wholly owned by
                                                        Sugarmill Woods, Inc.
Burnt Store Marina, Inc.                Florida           Wholly owned (1)
Punta Gorda Isles Sales, Inc.           Florida           Wholly owned (1)
Burnt Store Utilities, Inc.             Florida           Wholly owned (1)
Gulf Coast Credit Corporation           Florida           Wholly owned (1)
Sugarmill Construction, Inc.            Florida           Wholly owned by
                                                        Sugarmill Woods, Inc.

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(1) Included in the Company's consolidated financial statements.